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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-1 filed on or about January 28, 2000 by DDi Corp. of our report dated February 14, 1997 relating to the consolidated financial statements of Details, Inc. and subsidiaries. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                          McGLADREY & PULLEN, LLP
Anaheim, California
January 26, 2000